                             CERTIFICATE OF MERGER
                                      of
                             NETPLEX SYSTEMS, INC.
                            a Virginia corporation
                                     into
                             NETPLEX SYSTEMS, INC.
                            a Delaware corporation



The undersigned corporation DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

Name                                         State of Incorporation
----                                         ----------------------
Netplex Systems, Inc.                        Virginia
Netplex Systems, Inc.                        Delaware

     SECOND:   That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is
Netplex Systems, Inc., a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation of Netplex Systems, Inc., a
Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 1800 Robert Fulton Way, Suite 250, Reston, Virginia 20191.

     SIXTH:    That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: That the authorized capital stock of Netplex Systems, Inc., a Virginia corporation, is 20,005,250 shares, consisting of (i) 20,000,000 VOTING shares of Common Stock, par value $.001 per share (the "Common Stock") and (ii) 5,250 NON-VOTING shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").



Dated:  ___________, 2001




                                       NETPLEX SYSTEMS, INC.,
                                       a Delaware Corporation







                                       By:_________________________________
                                          Robert Barcum, President

                              ARTICLES OF MERGER
                                      OF
                 NETPLEX SYSTEMS, INC., a Virginia corporation
                                      AND
                 NETPLEX SYSTEMS, INC., a Delaware corporation


     The undersigned corporations, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, hereby execute the following articles of merger and set forth:

                                      ONE

     Netplex Systems, Inc., a Virginia corporation ("Netplex Virginia"), pursuant to an Agreement and Plan of Merger dated as of June 29, 2001 (the "Agreement"), which Agreement is attached hereto and incorporated herein by reference, will merge with and into Netplex Systems, Inc., a Delaware corporation ("Netplex Delaware"). Netplex Delaware will be the surviving corporation and Netplex Virginia will be merged out of existence. The merger is permitted by the laws of the State of Delaware and Netplex Delaware has complied with all applicable laws of the State of Delaware in effecting the merger.

                                      TWO

     The plan of merger was adopted by unanimous written consents of the board of directors and shareholders of Netplex Virginia and by the unanimous written consent of the shareholders of Netplex Delaware.

     The undersigned declare that the facts herein stated are true as of June 29, 2001.

                         NETPLEX SYSTEMS, INC., a Virginia Corporation



                         __________________________________
                         Robert Barcum, President

                         NETPLEX SYSTEMS, INC., a Delaware corporation



                         __________________________________
                         Robert Barcum, President